Exhibit 24.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 7 on Form S-2 (No. 333-64177) and to the incorporation by reference therein of our report dated March 11, 2005, with respect to the consolidated financial statements of Intervest Bancshares Corporation included in its Annual Report on Form 10-K for the year ended December 31, 2004.

HACKER, JOHNSON & SMITH P.A., P.C.
Tampa, Florida
September 7, 2005